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                                                                    Exhibit 3.83

                                     BYLAWS

                                       OF

                            HANK'S ACQUISITION CORP.

                             AN ALABAMA CORPORATION

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                                TABLE OF CONTENTS

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ARTICLE I.      OFFICES
   Section 1.1  Principal Office.................................................     1
   Section 1.2  Registered Office and Agent......................................     1

ARTICLE II.     SHAREHOLDERS
   Section 2.1  Annual Meetings..................................................     1
   Section 2.2  Special Meetings.................................................     1
   Section 2.3  Place of Meetings................................................     1
   Section 2.4  Action by Shareholders Without a Meeting.........................     2
   Section 2.5  Notice of Meetings...............................................     2
   Section 2.6  Waiver of Notice.................................................     2
   Section 2.7  Record Date......................................................     3
   Section 2.8  Shareholders' List for Meeting...................................     3
   Section 2.9  Voting Entitlement of Shares.....................................     3
   Section 2.10 Proxies..........................................................     3
   Section 2.11 Quorum; Vote Required Generally..................................     4
   Section 2.12 Voting for Directors; No Cumulative Voting.......................     4

ARTICLE III.    BOARD OF DIRECTORS
   Section 3.1  General Powers...................................................     4
   Section 3.2  Qualifications of Directors......................................     4
   Section 3.3  Number and Tenure................................................     4
   Section 3.4  Vacancies........................................................     5
   Section 3.5  Compensation of Directors........................................     5
   Section 3.6  Meetings; Notice of Meetings.....................................     5
   Section 3.7  Action Without A Meeting.........................................     6
   Section 3.8  Waiver of Notice.................................................     6
   Section 3.9  Quorum and Voting................................................     7
   Section 3.10 Committees.......................................................     7

ARTICLE IV.     OFFICERS
   Section 4.1  Positions........................................................     8
   Section 4.2  Election and Term of Office......................................     8
   Section 4.3  Vacancies........................................................     8
   Section 4.4  Resignation and Removal of Officers..............................     8
   Section 4.5  Contract Rights of Officers......................................     8
   Section 4.6  Duties of Officers...............................................     9
   Section 4.7  Compensation.....................................................    10


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ARTICLE V.      CERTIFICATES REPRESENTING SHARES
   Section 5.1  Certificates Representing Shares.................................    10
   Section 5.2  Legends on Certificates..........................................    10
   Section 5.3  Transfer of Shares...............................................    11
   Section 5.4  Lost, Stolen, Destroyed, or Mutilated Certificates...............    11

ARTICLE VI.     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
   Section 6.1  Indemnification..................................................    11
   Section 6.2  Insurance........................................................    11
   Section 6.3  Survival of Right................................................    12

ARTICLE VII.    GENERAL
   Section 7.1  Fiscal Year......................................................    12
   Section 7.2  Distributions to Shareholders....................................    12
   Section 7.3  Checks...........................................................    12
   Section 7.4  Corporate Seal...................................................    12
   Section 7.5  Voting of Corporation's Securities...............................    12

ARTICLE VIII.   AMENDMENT OF BYLAWS
   Section 8.1  Amendment by Board of Directors or Shareholders..................    13
   Section 8.2  Bylaw Increasing Quorum or Voting Requirement for Shareholders...    13
   Section 8.3  Bylaw Increasing Quorum or Voting Requirement for Directors......    13


                                       ii

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                                     BYLAWS
                                       OF
                            HANK'S ACQUISITION CORP.
                             An Alabama Corporation

ARTICLE I. OFFICES

          Section I.1 Principal Office. The principal office of the corporation shall be located in Birmingham, Alabama. The corporation may have such other offices, within and without the State of Alabama, as the board of directors may determine or as the business of the corporation may require.

          Section I.2 Registered Office and Agent. The registered office of the corporation, required by the Alabama Business Corporation Act to be maintained in the State of Alabama, may but need not be the same as its principal office in the State of Alabama. The board of directors of the corporation may change the corporation's registered office, and the corporation's registered agent thereat, from time to time in the manner specified by the Alabama Business Corporation Act.

ARTICLE II. SHAREHOLDERS

          Section II.1 Annual Meetings. The annual meeting of the shareholders of the corporation, commencing with the year 1999, shall be held on the Second Tuesday in May each year if not a legal holiday in the State of Alabama, and if a legal holiday, then on the next succeeding business day not a legal holiday, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be conveniently held.

          Section II.2 Special Meetings. Special meetings of the shareholders may be called by, or at the direction of, the board of directors, the president or, to the extent required by the Alabama Business Corporation Act, the holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, in each case such special meeting to be called in the manner specified by the Alabama Business Corporation Act and these bylaws.

          Section II.3 Place of Meetings. Annual and special meetings shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the board of directors or the person or persons calling the meeting and stated in the notice of the meeting; provided, that special meetings held upon the call of shareholders of the corporation shall, unless the board of directors of the corporation otherwise directs, be held at the corporation's principal office.

          Section II.4 Action by Shareholders Without a Meeting. Except as provided in the articles of incorporation, action required or permitted by the Constitution of Alabama or the

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Alabama Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

          Section II.5 Notice of Meetings. (a) The corporation, or, in the case of a special meeting called by the holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, the holders calling the meeting, shall notify shareholders in writing of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 nor more than 60 days before the meeting date. Unless the Alabama Business Corporation Act or the articles of incorporation require otherwise, the corporation, or other persons calling the meeting, are required to give notice only to shareholders entitled to vote at the meeting. Notwithstanding the provisions of this Section 2.5 or any provisions of the Alabama Business Corporation Act, the stock or bonded indebtedness of the corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by section 234 of the Constitution of Alabama as the same may be amended from time to time.

          (b) Notice of an annual meeting need not include a statement of the purpose or purposes for which the meeting is called.

          (c) Notice of a special meeting shall include a statement of the purpose or purposes for which the meeting is called.

          (d) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed in the manner specified under the Alabama Business Corporation Act, however, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

          Section II.6 Waiver of Notice. A shareholder may waive any notice required by the Constitution of Alabama, the Alabama Business Corporation Act, the articles of incorporation, or these bylaws, including, without limitation, any required notice of the time, place or purpose of any annual or special meeting of shareholders of the corporation, before or after the date and time stated in the notice, in the manner provided for making such waiver in the Alabama Business Corporation Act. Unless another method is specified by the Alabama Business Corporation Act, the waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting shall constitute a waiver of objections to lack of or defective notice of a shareholder's meeting or to consideration of particular matters at the meeting to the extent provided in the Alabama Business Corporation Act.

          Section II.7 Record Date. The board of directors may fix or provide the manner of fixing the record date for one or more voting groups in order to determine the


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shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. A record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If not otherwise fixed in the manner specified under the Alabama Business Corporation Act, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is delivered to shareholders.

          Section II.8 Shareholders' List for Meeting. After a record date is fixed for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or, if the corporation's principal office is located outside the State of Alabama, at its registered office. A shareholder, his or her agent, or attorney is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his or her agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of action taken at the meeting. The stock transfer records of the corporation shall be prima facie evidence as to who are the shareholders entitled to examine the shareholders' list or transfer records or to vote at any meeting of shareholders.

          Section II.9 Voting Entitlement of Shares. (a) Subject to paragraphs
(b) and (c) of this Section 2.9 or unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a shareholders' meeting. Only shares are entitled to vote.

          (b) The shares of this corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, unless a court of competent jurisdiction determines that the voting of such shares is not for the purpose of perpetuation of management or other improper purpose.

          (c) Paragraph (b) of this Section 2.9 does not limit the power of this corporation to vote any of its own shares held by it in a fiduciary capacity.

          Section II.10 Proxies. A shareholder may vote in person or by proxy and may appoint, either personally or by the shareholder's attorney-in-fact, a proxy to vote or otherwise act for the shareholder in the manner and with the effect provided therefor in the Alabama Business Corporation Act.


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          Section II.11 Quorum; Vote Required Generally. (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Alabama Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting.

          (b) If a quorum is present when a vote is taken, action on a matter (other than the election of directors for which provision is made in Section
2.13 hereof) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Constitution of Alabama as the same may be amended from time to time, the articles of incorporation, or the Alabama Business Corporation Act require a greater number of affirmative votes. An amendment of the articles of incorporation adding, changing, or deleting a quorum or voting requirement for a voting group greater than specified must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

          Section II.12 Voting for Directors; No Cumulative Voting. Unless otherwise provided in the articles of incorporation, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken. Shareholders do not have a right to cumulate their votes for directors.

ARTICLE III. BOARD OF DIRECTORS

          Section III.1 General Powers. All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation or a share-holder agreement authorized under the Alabama Business Corporation Act.

          Section III.2 Qualifications of Directors. A director shall be a natural person of the age of at least nineteen (19) years but need not be a resident of the State of Alabama or a shareholder of the corporation.

          Section III.3 Number and Tenure. The number of directors and the persons constituting the initial board of directors are set forth in the articles of incorporation, and the members of the initial board shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified. Thereafter, the number of directors constituting the board of directors shall be no fewer than one nor more than five, the exact number within such range to be determined by resolution of the shareholders at the annual meeting. The number of directors may be increased or decreased from time to time in the manner provided by the Alabama Business Corporation Act for amending the articles of incorporation of the corporation; but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified.


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          Section III.4 Vacancies. (a) Unless the articles of incorporation provide otherwise, if a vacancy occurs in the board of directors:

          (i) The shareholders may fill the vacancy, whether resulting from an increase in the number of directors or otherwise; or

          (ii) The board of directors may fill the vacancy, except that the directors shall have the power to fill a vacancy resulting from an increase in the number of directors only if expressly provided for in the articles of incorporation; or

          (iii) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office.

          (b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

          (c) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date as provided by the Alabama Business Corporation Act or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

          Section III.5 Compensation of Directors. The board of directors may by resolution fix the compensation, or manner of determination thereof, of the directors and provide, either generally or in specific instances, for payment or reimbursement of expenses of directors in performance of their duties as directors. No payment of compensation or expenses shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section III.6 Meetings; Notice of Meetings. (a) Meetings of the board of directors, or committees thereof, regular or special, may be held either within or without the State of Alabama.

          (b) A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings may be held upon such notice, if any, and at such times and places as shall be determined by the board.

          (c) Special meetings of the board of directors may be called by the president or by any two directors.

          (d) Notice of any special meeting of directors shall be given to each director at such director's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days (which days shall, notwithstanding the provisions of the Alabama Business Corporation Act, include Saturdays,


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Sundays and holidays) before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting, provided, that the estimated time for delivery of such notice to the address specified by such telegraph company or overnight mail or courier service company is not less than one (1) hour before the time set for the meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted (with confirmation of receipt indicated by the machine on which such notice is transmitted) at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting.

          (e) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

          (f) Any or all members of the board of directors or any committee designated thereby may participate in a regular or special meeting of such board or committee by, or conduct such meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting. A director participating in a meeting of such board or committee by this means is deemed to be present at such meeting.

          Section III.7 Action Without A Meeting. Any action required or permitted by the Alabama Business Corporation Act to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if the action is taken by all members of the board or of the committee, as the case may be. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.7 is effective when the last director or committee member, as the case may be, signs the consent, unless the consent specifies a different effective date. A consent signed under this
Section 3.7 has the effect of a meeting vote and may be described as such in any document.

          Section III.8 Waiver of Notice. (a) A director or member of a committee may waive any notice required by the Alabama Business Corporation Act, the articles of incorporation, or these bylaws before or after the date and time stated in the notice. Except as provided by subsection (b) of this Section 3.8, the waiver must be in writing, signed by the director or member of a committee entitled to notice, and filed with the minutes or corporate records.

          (b) A director's or committee member's attendance at or participation in a meeting:

          (i) Waives objection to lack of any required notice to him or her or defective notice of the meeting unless the director or committee member, as the case may be, at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and


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          (ii) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, if required, unless the director or committee member, as the case may be, objects to considering the matter before action is taken on the matter.

          Section III.9 Quorum and Voting. (a) A quorum of the board of directors shall consist of a majority of the fixed number of directors. A quorum of a committee of the board of directors shall consist of a majority of the members of the comittee.

          (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors or committee members present is the act of the board of directors or committee, respectively. A director or committee member is, unless established to the contrary, presumed present for quorum purposes for the remainder of a meeting at which he or she has been present for any purpose.

          (c) A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

          (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting or, as to a matter required under the articles of incorporation or these bylaws to be included in the notice of the purpose of the meeting, he or she objects before action is taken on the matter;

          (ii) his or her dissent or abstention from action taken is entered in the minutes of the meeting; or

          (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

          Section III.10 Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it shall be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the articles of incorporation or these bylaws to take such action. The provisions of the articles of incorporation and these bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members as well. To the extent specified by the board of directors or in the articles of incorporation or these bylaws, each committee may exercise the authority of the board of directors. A committee may not however: (1) authorize distributions;
(2) approve or propose to shareholders action that the Alabama Business Corporation Act requires be approved by shareholders; (3) fill vacancies on the board of directors or on any of its committees; (4) amend the articles of incorporation; (5) adopt, amend, or repeal bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares,


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

except according to formula or method prescribed by the board of directors; or
(8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE IV. OFFICERS

          Section IV.1 Positions. The officers of the corporation shall be elected by the board of directors and shall consist of a president, a secretary, and such other officers and assistant officers as may be deemed necessary by the board of directors. Any two or more offices may be held by the same person.

          Section IV.2 Election and Term of Office. The first officers of the corporation shall be elected by the board of directors at the first meeting of the board of directors. Each officer shall hold office at the pleasure of the board of directors or until such officer's death or such officer shall resign or shall have been removed in the manner hereinafter provided.

          Section IV.3 Vacancies. A vacancy in any office may be filled by the board of directors.

          Section IV.4 Resignation and Removal of Officers. An officer may resign at any time by giving notice to the corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. The board of directors may remove any officer at any time with or without cause.

          Section IV.5 Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer's removal does not affect the officer's contract rights, if any, with the corporation. An officer's resignation does not affect the officer's contract rights, if any, with the corporation.

          Section IV.6 Duties of Officers. The officers of the corporation, if and when elected by the board of directors of the corporation, shall have the following duties:

          (a) PRESIDENT. The president shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall have the general and active management, supervision and control of the business and all operations of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.


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In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

          (b) VICE-PRESIDENTS. In the absence of the president or in the event of the president's death or inability to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order determined by the board of directors) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to the vice-president by the president or by the board of directors.

          (c) SECRETARY. The secretary shall prepare and keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; have responsibility for authenticating records of the corporation; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation; see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; sign with the president, any vice-president, or the treasurer certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president, any vice president or the board of directors. If there is no treasurer of the corporation, the secretary shall assume the authority and duties of treasurer.

          (d) TREASURER. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as may be designated by the board of directors, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president, any vice-president or the board of directors. The treasurer may sign certificates for shares of the corporation. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of such treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine.

          (e) ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The board of directors may require any assistant treasurer to give a bond for the faithful discharge of such assistant treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers shall


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all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the president, any vice-president or the board of directors.

          Section IV.7 Compensation. The compensation of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

ARTICLE V. CERTIFICATES REPRESENTING SHARES

          Section V.1 Certificates Representing Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors and shall be in accordance with the Alabama Business Corporation Act. Such certificates shall be signed by the president, any vice-president, or the treasurer, and by the secretary, an assistant vice-president, an assistant secretary, or an assistant treasurer, and sealed with the corporate seal or a facsimile thereof. The signature of any one of these officers upon a certificate may be a facsimile if the certificate is manually signed by another of such officers. The signatures of both of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or one of its employees. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

          Section V.2 Legends on Certificates. Any written restriction on the transfer of or registration of transfer of shares of the corporation is valid and enforceable if noted conspicuously on the front or back of the certificate representing such shares, or if not so noted, such restriction is enforceable against a person with actual knowledge thereof. In addition, if the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be set forth or summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the corporation will furnish the shareholders this information on request in writing and without charge.

          Section V.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such person's legal representative, who shall furnish proper evidence of authority to transfer, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such


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shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          Section V.4 Lost, Stolen, Destroyed, or Mutilated Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

          Section VI.1 Indemnification. The corporation shall indemnify, and in connection with such indemnification shall advance expenses to, any person who is or was a director or officer of the corporation, and any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law, including without limitation the Alabama Business Corporation Act, as amended, or any successor statute thereto. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the corporation, any separate contract or agreement or applicable law. The corporation shall have the right, at its option, to indemnify any employee or agent of the corporation in the same manner as it is required to indemnify its directors and officers as aforesaid.

          Section VI.2 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under applicable law.

          Section VI.3 Survival of Right. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or


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modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

ARTICLE VII. GENERAL

          Section VII.l Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          Section VII.2 Distributions to Shareholders. Except as restricted by the articles of incorporation or the Alabama Business Corporation Act, the board of directors may authorize and the corporation may make distributions to its shareholders, including by way of purchase or redemption of shares of the corporation, in the manner and upon the terms and conditions provided by the Alabama Business Corporation Act.

          Section VII.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section VII.4 Corporate Seal. The board of directors shall select a corporate seal which shall have inscribed thereon the name of the corporation, the words "Alabama" and "Corporate Seal," and such seal may include the date of incorporation of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner-reproduced.

          Section VII.5 Voting of Corporation's Securities. Unless otherwise ordered by the board of directors, the president or any vice-president, or such other officer as may be designated by the board of directors to act in the absence of the president or any vice-president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, and at such meetings the president, or such other officer of the corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the president, or such other officer, and attest the same. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE VIII. AMENDMENT OF BYLAWS

          Section VIII.1 Amendment by Board of Directors or Shareholders. (a) The board of directors may amend or repeal the corporation's bylaws unless:

          (i) The articles of incorporation or the Alabama Business Corporation Act reserve this power exclusively to the shareholders in whole or in part; or


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          (ii) The shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

          (b) The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the board of directors.

          Section VIII.2 Bylaw Increasing Quorum or Voting Requirement for Shareholders. (a) If authorized by the articles of incorporation, the shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Alabama Business Corporation Act. The adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

          (b) A bylaw that fixes a greater quorum or voting requirement for shareholders under subsection (a) may not be adopted, amended, or repealed by the board of directors.

          Section VIII.3 Bylaw Increasing Quorum or Voting Requirement for Directors.

          (a) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

          (i) If originally adopted by the shareholders, only by the shareholders;

          (ii) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

          (b) A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

          (c) Action by the board of directors under subsection (a)(ii) to adopt or amend a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.


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                                HISTORY OF BYLAWS

Adopted August 31, 1998.


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